                                  AMENDMENT NO. 1 TO
                               ASSET PURCHASE AGREEMENT

     This Amendment No. 1 to Asset Purchase Agreement (this "Amendment") is entered into as of March 6, 1998 by and among Autocraft Industries, Inc., an Oklahoma corporation ("Seller"), Fred Jones Industries A Limited Partnership, a Texas limited partnership ("Stockholder"), Aftermarket Technology Corp., a Delaware corporation ("Buyer"), and Aftermarket Technology (U.K.) Holdings Limited, a company organized under the laws of England and Wales.

                                   R E C I T A L S
                                   _ _ _ _ _ _ _ _

     A. Seller, Stockholder and Buyer are parties to that certain Asset Purchase Agreement dated as of February 10, 1998 (the "Agreement"); and

     B. The parties hereto desire to make certain changes to the Agreement as set forth below.

                                  A G R E E M E N T
                                  _ _ _ _ _ _ _ _ _

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows.

     1. AMENDMENT OF SECTION 1.01. Section 1.01 of the Agreement is hereby amended by adding a definition of "Adjusted EBITDA" as follows:

          "ADJUSTED EBITDA" means the sum of (i) the lesser of L2,000,000 or EBITDA for the year beginning December 31, 1998 plus (ii) the product of EBITDA for the year ending December 31, 1998 that exceeds L2,000,000, if any, multiplied by .00001.

     2. AMENDMENT OF SECTION 1.01. Section 1.01 of the Agreement is further amended by amending the definition of "Proration Factor" to read in its entirety as follows:

          "PRORATION FACTOR" means the quotient of (i) Adjusted EBITDA minus L1,000,000 divided by (ii) L1,000,000, provided that in no event shall the Proration Factor be less than 0.0.

     3. AMENDMENT OF SECTION 2.07. Section 2.07 of the Agreement is hereby amended to read in its entirety as follows:

     2.07. POST CLOSING PAYMENTS.

          (a) If the audited consolidated profit and loss accounts for the U.K. Subsidiaries for the 12 months ending December 31, 1998 show that EBITDA for such period was greater than L1,000,000, then Aftermarket Technology (U.K.) Holdings Limited, a company organized under the laws of England and Wales ("U.K. Buyer"), shall pay to Seller an amount equal to (i) $12,500,000 multiplied by the Proration Factor minus (ii) the aggregate amount, if any, that Buyer pays to the Vendors pursuant to paragraph 3.2 of the Share Purchase Agreement. EBITDA for such period will be determined in accordance with the terms of the Share Purchase Agreement and with respect to such determination Buyer shall have the rights and obligations of "Purchaser" under the Share Purchase Agreement and Seller shall have the rights and obligations of the Vendors under the Share Purchase Agreement.

          (b) If Buyer is required to pay an aggregate amount to the Vendors pursuant to paragraph 3.2 of the Share Purchase Agreement that exceeds the amount, if any, that U.K. Buyer is required to pay to Seller pursuant to
     Section 2.07(a), Seller shall pay to Buyer an amount equal to such excess.

          (c) Any payment required to be made to Seller pursuant to Section 2.07(a) shall be paid within three Business Days after the final determination of the amount of such payment and shall be made by the issuance and delivery by U.K. Buyer of a number of loan notes equal to the amount of such payment, such loan notes to be in the form of EXHIBIT
     G hereto.  If U.K. Buyer is required to issue loan notes pursuant to this
     Section 2.07(c), Buyer shall unconditionally guarantee the payment of such loan notes by executing and delivering to Seller a guarantee in the form of EXHIBIT H hereto at the time of the issuance of the loan notes.

          (d) Any payment required to be made to Buyer pursuant to Section 2.07(b) shall be paid within three Business Days after the final determination of the amount of such payment and shall be made in cash by wire transfer of immediately available funds to a bank account or bank accounts designated in writing by Buyer.

     4. AMENDMENT OF SECTION 7.08(a)(ii). Section 7.08(a)(ii) of the Agreement is hereby amended to read in its entirety as follows:

          (ii) Seller currently sponsors a 401(k)/Profit Sharing Plan ("Seller's 401(k) Plan"). Seller will continue to maintain the accounts ("Accounts") of the Hired OEM Employees in Seller's 401(k) Plan until the direct transfer of the Accounts occurs from Seller's 401(k) Plan to a 401(k) plan sponsored by Buyer ("Buyer's 401(k) Plan") and such transfer shall occur within a reasonable time after the Closing Date, but in no event later than December 31, 1998. Further, due solely to the consummation of the transactions described in this Agreement, there shall be no distribution made to the Hired OEM Employees from Seller's 401(k) Plan. Until the Accounts are transferred from Seller's 401(k) Plan to Buyer's 401(k) Plan, as provided herein, Buyer will allow the Hired OEM Employees who have outstanding loans in Seller's 401(k) Plan to continue to remit to Seller's 401(k) Plan the required payments under such loans by payroll deduction from wages and salary paid by Buyer to the Hired OEM Employees. As of the Closing Date and the consummation of the transactions provided for in this Agreement, all Hired OEM Employees, if not sooner vested, will be 100% vested and nonforfeitable in their respective Accounts. After the transfer of the Accounts, they shall be held, administered and distributed in accordance with Buyer's 401(k) Plan. Buyer's 401(k) Plan shall provide or will be amended to provide with respect to the Accounts of the Hired OEM Employees the same payment options, optional forms of benefits and other significant provisions that are contained in Seller's 401(k) Plan and would be classified as "protected benefits" under Section 411 of the Code and regulations issued thereunder. The transfer of the Accounts from Seller's 401(k) Plan to Buyer's 401(k) Plan will be made in a manner that will continue the qualified status of each such plan under the applicable provisions of the Code.

     5. RATIFICATION. Except as provided above, all the terms of the Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                              FRED JONES INDUSTRIES A LIMITED PARTNERSHIP, a Texas limited partnership

                              By: The Fred Jones Companies, Inc., General
                                  Partner


                              By:  /s/ Fred J. Hall
                                   ------------------------------------
                                   Fred J. Hall
                                   Treasurer


                              AUTOCRAFT INDUSTRIES, INC., an Oklahoma
                              corporation

                              By:  /s/ Fred J. Hall
                                   -------------------------------------
                                   Fred J. Hall
                                   President


                              AFTERMARKET TECHNOLOGY CORP., a
                              Delaware corporation

                              By:  /s/ Joseph Salamunovich
                                   --------------------------------------
                                   Joseph Salamunovich, Vice President


                              AFTERMARKET TECHNOLOGY (U.K.)
                              HOLDINGS LIMITED, a company organized
                              under the laws of England and Wales

                              By:  /s/ Joseph Salamunovich
                                   ---------------------------------------
                                   Joseph Salamunovich, Director

                      DATED________________________________1999



                    AFTERMARKET TECHNOLOGY (U.K.) HOLDINGS LIMITED


                           -------------------------------

                                      INSTRUMENT
                                Constituting [      ]
                                      Redeemable
                             Loan Notes of US $1.00 each

                          ---------------------------------


                                  Nabarro Nathanson
                                  50 Stratton Street
                                        London
                                        W1X6NX

                                 Tel:  0171 493 9933


                                      EXHIBIT G

                                      INSTRUMENT

This Instrument is entered into this [  ] day of [   ] 1999 by AFTERMARKET
TECHNOLOGY (U.K.) HOLDINGS LIMITED (Company No. 3486543), (the "COMPANY"), the registered office of which is at 50 Stratton Street, London, W1X 6NX.

WHEREAS

(A) Pursuant to an agreement entered into on 10th February 1998 (the "AGREEMENT") the Company (inter alia) acquired from Autocraft Industries, Inc., an Oklahoma corporation, ("SELLER") the whole of its shareholding in the issued share capital of Automotive Developments Limited ("ADL"), (the "SHARES").

(B) Section 2.07(a) of the Agreement, as amended by resolution of the parties thereto on 6th March 1998, provides for a post-closing payment to the Seller for the Shares, the amount being contingent upon the performance of ADL and its subsidiaries for the 12 months ending 31st December 1998, (the "POST-CLOSING PAYMENT"). The Post-Closing Payment has been settled at US$ [ ] and in accordance with the Agreement is to be satisfied by the issue to
     Seller by the Company of the [        ] Redeemable Loan Notes of US$ 1.00
     each constituted by this Instrument (the "LOAN NOTES").

(C)  The Company by a resolution of its board of directors passed on [   ] 1999
     has created the Loan Notes to be constituted as provided by this Instrument.

THIS INSTRUMENT WITNESSES AND THE COMPANY DECLARES AS FOLLOWS:

1.   DEFINITIONS AND CONSTRUCTION

1.1 In this Instrument and the Schedules hereto, unless the context otherwise requires, the following expressions shall have the meanings set out below:

     "CONDITIONS"

          means the Conditions set forth in Part II of the Schedule hereto;

     "THIS INSTRUMENT"

          means this Instrument and the Schedules hereto as modified from time to time in accordance with the provisions contained in the Conditions.

1.2 The expressions defined in CONDITION 1 of the Conditions shall unless there is something in the subject or context inconsistent therewith have the same meanings in the whole of this Instrument.

1.3 Words denoting the singular number only shall include the plural number and vice versa. Words denoting the masculine gender only shall include the feminine gender. Words denoting persons shall include corporations.

1.4 The clause headings in this Instrument including the Schedules hereto are for convenience only and shall be ignored in construing the language or meaning of this Instrument.


2.   AMOUNT AND STATUS OF THE LOAN NOTES

2.1  This Instrument creates and constitutes the [         ] Loan Notes required
     to be issued by the Company pursuant to the Agreement to Seller and shall be issued in their entirety to Seller on the date of this Instrument.

2.2  Each Loan Note has a principal value of US$ 1.00 on redemption.

2.3 The Loan Notes as and when issued shall rank without discrimination or preference as an unsecured obligation of the Company.

2.4 No invitation shall be made to the public to subscribe for or purchase the Loan Notes or any of them other than to the extent that the Loan Notes are offered as consideration pursuant to the Agreement.

2.5 The Loan Notes shall be transferable only with the consent of the Company in accordance with the Conditions.


3.   REDEMPTION OF THE LOAN NOTES

3.1  The Loan Notes constituted by this Instrument have an aggregate principal
     value on redemption of US $[    ].

3.2  The Company hereby covenants that unless previously redeemed under
     CONDITION 3, all Loan Notes then in issue will be redeemed on [      ] 2000
     [BEING THE FIRST ANNIVERSARY OF THEIR ISSUE].


4.   LOAN NOTE CERTIFICATES

4.1 Seller as the initial Noteholder and any subsequent Noteholder who shall become a Noteholder pursuant to a Permitted Transfer as permitted by CONDITION 9 will be entitled to receive free of charge one Certificate for the aggregate number of Loan Notes held by him. Every such Certificate shall be in the form or substantially in the form set out in Part 1 of the Schedule hereto. Every Certificate shall bear a denoting number. Every Certificate shall refer to this Instrument and shall be issued under the Seal of the Company which shall be affixed in accordance with the Articles of Association of the Company.

4.2 The Company shall comply with the terms of the Certificates (including the Conditions) and the Loan Notes shall be held subject thereto and to the provisions set forth in this Instrument which provisions and Conditions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

4.3 The Company shall not be bound to register more than four persons as the joint holders of any Loan Notes. Joint holders of the Loan Notes will be entitled to one Certificate only in respect of the nominal amount of the Loan Notes held by them jointly and the same will be delivered to that one of the joint holders who is first named on the Register or to such person as the joint holders may in writing direct.

4.4 Each Noteholder shall be entitled to receive without payment of any fee by him a new Certificate in respect of any balance of Loan Notes held by him arising from the transfer of part of his holding.

4.5 Each Certificate shall have a copy of the Conditions set out in the First Schedule attached to or endorsed on it.

4.6 The Conditions to be attached or endorsed on the Certificates in respect of the Loan Notes and the provisions contained in Part II of the Schedule hereto shall have effect in the same manner as if such Conditions and provisions were herein set forth.


5.   INTEREST ON THE LOAN NOTES

     The Loan Notes shall bear interest in accordance with CONDITION 2 at the Reference Rate (as defined in the Conditions) until their redemption.


6.   COVENANT BY THE COMPANY

     The Company hereby covenants with the Noteholders and each of them duly to perform and observe the obligations herein contained and imposed on it, to the intent that the terms set out herein shall enure for the benefit of all Noteholders, each of whom may sue for the performance or observance of the provisions hereof so far as his holding of Loan Notes is concerned.


7.   GUARANTEE

     A guarantee of any sum payable to Seller by way of principal or interest on the Loan Notes is to be granted by Aftermarket Technology Corp., a Delaware Corporation to Seller upon issue of the Loan Notes.

8.   COPIES OF THIS INSTRUMENT

     A copy of this Instrument shall be supplied free of charge to each Noteholder upon receipt by the Company of a written request from such Noteholder.


9.   GOVERNING LAW

     This Instrument and the Schedules hereto shall be governed by and construed in accordance with English Law.

IN WITNESS of which this Instrument has been entered into on the date stated on the first page of this Instrument.


THE COMMON SEAL of                                )
AFTERMARKET TECHNOLOGY (U.K.) HOLDINGS LIMITED    )
was hereunto affixed in the presence of:          )


                              Director


                              Director/Secretary

                                     THE SCHEDULE

                                        Part 1

                    AFTERMARKET TECHNOLOGY (U.K.) HOLDINGS LIMITED

THIS IS TO CERTIFY that [     ] of [      ]

is the registered holder of [         ] Redeemable Loan Notes of the Company,
which are constituted by an Instrument dated [   ] 1999 (the "Instrument")
entered into by the Company and are issued subject to the provisions of the Conditions attached hereto.

The Loan Notes bear interest pursuant to CONDITION 2.

The Loan Notes represented by this Certificate have an aggregate principal value
on redemption of US $[    ].

The Loan Notes are redeemable at their par value pursuant to CONDITION 3.

GIVEN under the Common Seal of the Company this [    ] day of [        ] 1999


                              Director


                              Secretary

Note:

(1) The Loan Notes are only transferable pursuant to CONDITION 9 with the prior written consent of the Company Secretary of the Company. No transfer of the whole or any portion of the Loan Notes represented by this certificate will be registered without the production of this certificate to the Company or, in the case of loss or destruction of the same, an indemnity in such form as the Company shall reasonably require.

(2) No application has been made or shall be made to any stock exchange for the Loan Notes to be listed or dealt in.

                                       Part II

                                      CONDITIONS

1.   DEFINITIONS

1.1 In these Conditions the following words shall have the meanings set out below:


     "BOARD"

          means the Board of Directors for the time being of the Company or a duly authorised committee thereof;

     "BUSINESS DAY"

          means a day other than a Saturday, Sunday or other day on which the commercial banks in Chicago, Illinois are authorised or required by law to close;

     "COMPANY'S REGISTRAR"

          means the company secretary of the Company;

     "INSTRUMENT"

          means the Instrument executed by the Company constituting the Loan
          Notes dated [          ] 1999;

     "LOAN NOTES"

          means the Redeemable Loan Notes constituted by the Instrument or as the case may require a specific portion thereof;

     "NOTEHOLDER"

          means Seller initially and any other person whose name is at the relevant time entered in the Register as a holder of Loan Notes pursuant to a Permitted Transfer permitted by CONDITION 9;

     "FINAL REDEMPTION DATE"

          means [    ] 2000;

     "REFERENCE RATE"

          means the per annum rate of interest publicly announced from time to time by The Chase Manhattan Bank as its prime rate (or reference rate). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change;

     "REGISTER"

          means the Register of Noteholders kept by the Company in accordance with CONDITION 7;

1.2 Words denoting the singular number only shall include the plural number and vice versa. Words denoting the masculine gender only shall include the feminine gender. Words denoting persons shall include corporations.

1.3 The headings in these CONDITIONS are for convenience only and shall be ignored in construing the language or meaning of this Instrument.


2.   INTEREST

2.1 Any Loan Notes in issue shall bear interest at the Reference Rate on their principal value of US$ 1.00 per Loan Note accruing on a daily basis from their date of issue until the date of their redemption in accordance with these Conditions.

2.2 Any interest due on the Loan Notes shall be paid quarterly in arrears on 1st May, 1st August, 1st November and 31st January in each year by reference to the Reference Rate applicable to the quarter in respect of which interest is to be paid.

2.3 If so required by law, the Company shall deduct tax from any interest payable on the Loan Notes and shall in such event deliver to each Noteholder to whom the Interest is being paid a certificate as to the gross amount of such payment, the amount of tax deducted and the actual amount paid and certifying that the Company has paid the amount of the tax deducted to the Inland Revenue. If any such tax deduction is required to be deducted, the liability of the Company to the Noteholder shall be limited to the payment of the net amount after such deduction to the Noteholder and the payment to the Inland Revenue for the tax so deducted and the Noteholder shall have no right to any additional payment from the Company in respect of such interest. If any tax is so deducted the Company will at the request of the Noteholder provide such information and assistance (at the cost of the Noteholder) as the Noteholder may reasonably require to assist the Noteholder in any application for a refund from the Inland Revenue in respect of such deducted tax.

2.4 Accrued or outstanding interest shall be paid on any Loan Notes being redeemed in accordance with CONDITION 3.4 notwithstanding that the date of redemption may not be one of the normal interest payment dates set out in CONDITION 2.2.


3.   REDEMPTION OF LOAN NOTES

3.1 On any redemption of Loan Notes under this CONDITION 3, the Company shall pay to the Noteholder US$ 1.00 by way of repayment of principal on each Loan Note redeemed.

3.2  Each Noteholder shall be entitled at any time after [     ] 1999 [BEING THE
     DATE FALLING 30 DAYS AFTER THE DATE OF ISSUE OF THE LOAN NOTES] to require the Company on at least 5 Business Day's prior notice to the Company to redeem all and not some of his holding of Loan Notes at the date of such notice.

3.3 Any Loan Notes not previously redeemed following service of a notice under CONDITION 3.2 will be redeemed in full in cash at par by the Company on the Final Redemption Date.

3.4 Any interest payable under CONDITION 2 which shall be outstanding as at or shall have accrued due down to the date of any redemption of any Loan Notes shall be paid by the Company at the same time as repayment of principal on such Loan Notes is made on such redemption date.


4.   METHODS OF PAYMENT

4.1 Unless otherwise requested in writing by the Noteholder concerned every payment by the Company to a Noteholder by way of principal or interest shall be made by cheque sent by post by the Company to his address as shown in the Register (or in the case of joint holders to the holder whose name first appears in the Register).

4.2 Every payment of principal or interest shall be made by payment of the amount thereof in US Dollars.


5.   FURTHER PROVISIONS REGARDING REDEMPTION

     Every Noteholder any of whose Loan Notes are due to be redeemed under any of the provisions of the Instrument shall not later than the due date for such redemption deliver up his Certificate to the Company or as it shall direct.


6.   CERTIFICATES

     Every Noteholder will be entitled without charge to a Certificate showing the amount of the Loan Notes held by him and every such Certificate shall refer to the Instrument and shall bear a serial number. Joint holders of Loan Notes will be entitled to only one Certificate in respect of the Loan Notes held by them jointly and the same will be delivered to the first named of the joint holders or to such person as the joint holders may in writing direct.


7.   THE REGISTER

7.1 A register of the Noteholders will be kept by the Company and there shall be entered in such register;

7.1.1        the names and addresses and descriptions of the Noteholders;

7.1.2        the amount of the Loan Notes held by every registered Noteholder;

7.1.3 the date at which each person was entered in the Register as a Noteholder;

7.1.4        the date at which any person ceased to be a Noteholder.

7.1.5 the serial number of each Certificate for Loan Notes issued and the date of the issue thereof;

7.2 Any change of name or address on the part of any Noteholder shall forthwith be notified to the Company and thereupon the Register shall be altered accordingly.


8.   TITLE TO LOAN NOTES

     The Company will only recognise the registered holder of any of the Loan Notes as the absolute owner thereof and free from any equity, set-off or cross claim on the part of the Company against the original or any intermediate holder and the Company will not be bound to take notice of or to see to the execution of any trust whether express or implied or constructive to which any of the Loan Notes may be subject and the receipt of such person (or in the case of joint holders of any one of such holders) for amounts due by way of principal or interest payable on redemption of any of the Loan Notes shall be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Loan Notes, interest or moneys. No notice of any trust, express, implied or constructive shall (except as by statute provided or as required by an order of a Court of competent jurisdiction) be entered on the Register in respect of any of the Loan Notes.


9.   TRANSFERS OF LOAN NOTES

9.1 A Noteholder may only transfer all or part of his holding of Loan Notes with the prior written consent of the Company which can be given or withheld at its absolute discretion without giving any reasons therefor and on such terms as shall be agreed between the relevant Noteholder, his proposed transferee and the Company (a "PERMITTED TRANSFER").

9.2 A Permitted Transfer shall be effected by the execution by the transferring Noteholder of an instrument in writing in any usual or common form or in any other form approved by the Board in favour of the transferee. There shall not be included in any instrument of transfer any loan notes other than Loan Notes constituted by the Instrument. Every such instrument of transfer shall be signed by the transferor and the transferor shall be deemed to remain the owner of such Loan Notes until the name of the transferee is entered in the Register in respect thereof.

9.3 Every instrument of transfer must be sent to the Company's Registrar for registration accompanied by the relevant Certificate and such other evidence as the Board may reasonably require to prove the title of the transferor or his right to transfer the Loan Notes. No fee will be charged by the Company for the registration of any transfer. The Company and its officers shall be under no obligation to register transfers of Loan Notes during the seven days preceding any interest payment date and no transfer shall be registered unless the instrument of transfer has been duly stamped for the purposes of stamp duty.

9.4 All instruments of transfer which shall be registered shall be retained by the Company.

9.5 A Noteholder is not entitled to transfer, sell or grant the Loan Notes held by him or any interest therein to or in favour of any person other than by way of a Permitted Transfer and any such prohibited transfer, sale or grant shall be void.


10.  DEATH OR BANKRUPTCY OF A NOTEHOLDER

10.1 In the case of the death of a Noteholder the survivor, or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder shall be the only persons recognised by the Company as having any title to his interest in the Loan Notes registered in the name of the deceased.

10.2 Any person becoming entitled to any Loan Notes in consequence of the death or bankruptcy of any Noteholder shall upon producing such evidence that he sustains the character in respect of which he proposes to act under this Condition or of his title as the Board shall reasonably require be registered as the holder of such Loan Notes.


11.  NOTICES

11.1 Any notice to the Company or to the Noteholders (as the case may be) required for any purpose may be served either personally or by sending it through the post in a first class prepaid letter addressed to the Company's Registrar at the registered office for the time being of the Company or to such Noteholder at his address shown in the Register (or in the case of joint holders to the holder whose name first appears in the Register) or such other address within the United Kingdom that such Noteholder shall have notified the Company for such purpose.

11.2 Where a notice or other document is served by post service shall be deemed to be effected on the second Business Day after the day on which it is posted and in proving such service it shall be sufficient to prove that the letter was properly addressed stamped and posted.


12.  VARIATION OF RIGHTS AND MEETINGS OF NOTEHOLDERS

12.1 For so long as Seller remains the sole Noteholder no variation to the terms of the Loan Notes or the Instrument may be made by the Company without the express prior written consent of Seller. If Seller shall transfer any of his Loan Notes pursuant to a Permitted Transfer under CONDITION 9, the rest of this Condition shall apply to any subsequent proposed variation of the terms of the Loan Notes or the Instrument and the convening of meetings of Noteholders.

12.2 The Company may at any time convene a meeting of the Noteholders by giving not less than 21 days' notice thereof (exclusive of the day on which the notice is posted and the date of the Meeting for which the notice is given) specifying the place, date and hour of the meeting and the terms of any Extraordinary Resolution (as defined below) to be proposed thereat to the Noteholders and such meeting shall have the power by an Extraordinary Resolution (being a Resolution passed by a majority consisting of Noteholders individually or together holding more than three quarters of the total number of Loan Notes outstanding at that time) to sanction any modification, abrogation or compromise or any arrangement in respect of the rights of the Noteholders against the Company and to assent to any modification of the Instrument or these Conditions and such Extraordinary Resolution (with the prior written consent of the Company) shall be binding on all the Noteholders and the Company.

12.3 Any meeting for the purpose of CONDITION 12.2 shall (subject to these Conditions) be convened, conducted and held in all respects as nearly as possible in the same way as shall be provided by the Articles of Association for the time being of the Company with regard to General Meetings of the Company provided that neither a member of the Company not being a Director nor the Auditors of the Company shall be entitled to receive notice of or to attend at any such meeting unless he be a Noteholder and that the quorum at any such meeting shall be Noteholders holding or representing by proxy one-tenth of the Loan Notes outstanding at that time and that if a poll is demanded each Loan Note held shall confer one vote.

12.4 If within a quarter of an hour from the time appointed for any meeting a quorum is not present the meeting shall stand adjourned to such day (not being less than fourteen or more than twenty-eight days after the date of the meeting from which such adjournment takes place) and time and place as the Chairman of the meeting may determine and at the adjourned meeting the Noteholders present shall form a quorum. Notice of the adjourned meeting shall be given in like manner as for the original meeting and such notice shall state that the Noteholders present at such meeting whatever their number or the Loan Notes held or presented by them will constitute a quorum for all purposes.

12.5 A resolution signed by all the Noteholders shall (subject to the consent of the Company) be as valid and effectual as if it had been passed at a meeting of the Noteholders duly convened and held and such resolution in writing may be contained in one document or in several documents in like form and each signed for and on behalf of one or more of the Noteholders.


13.  NO LISTING

     No application has been or shall be made to any stock exchange for the Loan Notes to be listed or dealt in.


14.  LOSS OF CERTIFICATES

     If any Certificate issued in respect of the Loan Notes shall be worn out or defaced then upon production thereof to the Board it may cancel the same and issue a new Certificate in lieu thereof and if any such Certificate shall be lost or destroyed then upon proof thereof to the satisfaction of the Board or in default of proof on such indemnity as the Board may deem adequate being given, the Board may issue a new Certificate in lieu thereof to the

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

     person entitled to such lost or destroyed Certificate. An entry as to the issue of the new Certificate and indemnity (if any) shall be made in the Register.

                                  LOAN NOTE GUARANTY

     This Loan Note Guaranty (this "Guaranty") is entered into as of _________, 1999 by Aftermarket Technology Corp., a Delaware corporation ("Guarantor") for the benefit of Fred Jones Enterprises, an Oklahoma corporation ("Seller").

                                   R E C I T A L S
                                   - - - - - - - -

     A. Concurrently herewith, Guarantor's wholly owned subsidiary, Aftermarket Technology (U.K.) Holdings Limited ("Obligor") is issuing and delivering to Seller _____ loan notes (the "Loan Notes") pursuant to the terms of that certain Asset Purchase Agreement dated as of February 10, 1998, as subsequently amended, among Guarantor, Seller and certain other parties (the "Purchase Agreement"); and

     B. The Purchase Agreement requires Guarantor to guarantee the obligations of Obligor under the Loan Notes;

                                  A G R E E M E N T
                                  - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees for the benefit of Seller as follows:

     1.   GUARANTY OF LOAN NOTES.

          (a) GUARANTY. Guarantor unconditionally guarantees to Seller the full payment and performance when due of each and every covenant, obligation and liability of Obligor arising from time to time pursuant to the Loan Notes (the "Obligations"). This is a continuing guaranty of Guarantor and may not be revoked and shall not otherwise terminate until all Obligations have been indefeasibly and irrevocably paid in full.

          (b) RIGHT OF DIRECT ACTION; NO IMPAIRMENT. The liability of Guarantor hereunder is independent of the Obligations and Seller may proceed against Guarantor directly and independently of Obligor. Guarantor's liability hereunder shall not be modified or extinguished or otherwise affected by any modification to the Obligations. Guarantor shall be bound by any ruling, order or judgment obtained by Seller against Obligor with respect to the Obligations, whether or not Guarantor was a party to, or received notice of, the action or proceeding in which such ruling, order or judgment was issued.

          (c) NO BANKRUPTCY OR INSOLVENCY DISCHARGE. If at any time any payment by Obligor in satisfaction of an Obligation is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned to Obligor due to the insolvency, bankruptcy or reorganization of Obligor, the liability of Guarantor hereunder shall continue or be reinstated, as the case may be, as though such payment had never been made. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Guaranty shall have been terminated for any reason, this Guaranty shall be reinstated in full force and effect, and such prior termination shall not diminish, release,

                                      EXHIBIT H
discharge, impair or otherwise affect the liability of Guarantor with respect to the affected payment.

          (d)  WAIVERS.  Guarantor hereby irrevocably waives the following:

               (i) presentment, demand, protest, notice of protest, notice of dishonor or default, notice of action or inaction, and notice of nonpayment;

               (ii) the right, if any, to require Seller to proceed against Obligor or any third party or to pursue any other remedy in Seller's power;

               (iii) the right, if any, to assert the insolvency, bankruptcy or reorganization of Obligor as a defense against Guarantor's liabilities hereunder;

               (iv) any applicable law that purports to reduce a guarantor's obligations in proportion to the obligation of the principal or that provides that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

               (v) notice of any new Obligation, and notice of any action against Obligor; and

               (vi) any and all rights and remedies Guarantor may have or be able to assert by reason of laws relating to the rights and remedies of sureties or guarantors.

     2. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Seller as follows:

          (a) EXISTENCE, GOOD STANDING AND POWER. Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

          (b) AUTHORIZATION AND ENFORCEABILITY. Guarantor has the full right, power and authority to enter into this Guaranty and to consummate the transactions contemplated hereby. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes the terms of this Guaranty, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          (c) NON-CONTRAVENTION. The execution, delivery and performance by Guarantor of this Guaranty do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of Guarantor, (ii) contravene or conflict with or constitute a violation of any provision of any applicable law to which Guarantor is subject, or (iii) constitute a breach or default under any material contract, agreement or indenture to which Guarantor is a party.

     3.   MISCELLANEOUS.

          (a) COMPLETE UNDERSTANDING. This Guaranty constitutes the full and complete understanding of Seller and Guarantor with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to the subject matter hereof.

          (b) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy, if a copy is sent by mail as follows) or the fifth day after mailing by first class mail to the recipient at the address indicated below:

          If to Seller:

               Fred Jones Industries
               123 South Hudson
               Oklahoma City, OK 73102
               Telecopier No.: (405) 231-2468
               Attn:  Fred J. Hall

               with a copy to:

               McAfee & Taft
               Two Leadership Square, 10th Floor
               211 North Robinson
               Oklahoma City, OK 73102
               Telecopier No.: (405) 235-0439
               Attn.: Gary F. Fuller, Esq.

          If to Guarantor:

               Aftermarket Technology Corp.
               900 Oakmont Lane, Suite 100
               Westmont, IL 60559
               Telecopier No.: (405) 455-2621
               Attn.: General Counsel

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (c) CONSTRUCTION. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Neither Guarantor nor Seller, nor their respective counsel, shall be deemed the drafter of this Guaranty, and all provisions of this Guaranty shall be construed in accordance with their fair meaning, and not strictly for or against Seller or Guarantor.

          (d) SEVERABILITY. If any term or provision (or any portion thereof) of this Guaranty is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected. Upon such determination that any term or provision (or any portion thereof), is invalid, illegal or incapable of being enforced, this Guaranty shall be deemed to be modified so as to effect the original intent of Seller and Guarantor as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

          (e) SUCCESSORS AND ASSIGNS: THIRD PARTY BENEFICIARIES. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Seller and their respective successors and permitted assigns. Nothing in this Guaranty, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Guaranty.

          (f) ATTORNEY'S FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Guaranty, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

          (g) AMENDMENTS; NO WAIVERS. Any provision of this Guaranty may be amended or waived if, and only if, such amendments or waiver is in writing and signed, in the case of an amendment, by both Guarantor and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by Seller of any default or breach of this Guaranty, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent default or breach. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (h) GOVERNING LAW. Except as provided in Section 3(i) regarding the application of the Federal Arbitration Act, this Guaranty shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Oklahoma.

          (i) DISPUTE RESOLUTION; VENUE. Any dispute or difference between or among Seller and Guarantor shall be resolved pursuant to Section 11.11 of the Purchase Agreement.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty effective as of the date first above written.

                              AFTERMARKET TECHNOLOGY CORP., a
                              Delaware corporation

                              By:______________________
                              Name:
                              Title:


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